Exhibit 4.8

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

STOCK PURCHASE WARRANT

Warrant No.: _________

To Purchase [__________] Shares of Common Stock of

LIGHTSPACE CORPORATION

THIS CERTIFIES that, for value received, [___________________________________] (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth in this Stock Purchase Warrant (the “Warrant”), at any time on or after ________ __, 2005 (the “Initial Exercise Date”) and on or prior to the close of business on the fifth anniversary of the Initial Exercise Date (such period referred to herein as the “Exercise Period”) but not thereafter, to subscribe for and purchase from Lightspace Corporation, a corporation incorporated in the State of Delaware (the “Company”), up to _________ shares (the “Warrant Shares”) of Common Stock, $.0001 par value, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be $6.00.  The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.  Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Subscription Agreement between the Holder and the Company, dated as of even date herewith (the “Subscription Agreement”).

1.             Title to Warrant

Prior to the end of the Exercise Period and subject to compliance with applicable laws and Section 7 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

2.             Authorization of Shares

The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3.             Exercise of Warrant

(a)           Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times during the Exercise Period by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased.  Certificates for shares purchased hereunder shall be delivered to the Holder within three (3) trading days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by surrender of the Warrant and payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.

(b)           If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                (c)           This Warrant also shall entitle the Holder to receive (the “Right”), at the option of the Holder, without payment of cash or property to the Company, a number of shares of Common Stock which shall be equal to the quotient obtained by dividing (i) that portion, as elected by the Holder, of the total number of shares of Common Stock which the Holder is eligible to purchase hereunder (and as adjusted pursuant to Section 11 hereof) as to which the Holder is exercising this Warrant at such time, multiplied by the amount (if any) by which the fair market value (as determined by the closing price of the Company’s Common Stock on the date on which notice of exercise of this Warrant is delivered to the Company or, if no such closing price is available, as determined by the Board of Directors of the Company) (the “Fair Market Value”) of a share of Common Stock on the exercise date exceeds the option exercise price hereof; by (ii) the Fair Market Value of a share of Common Stock on the exercise date.

4.             No Fractional Shares or Scrip

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share, which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5.             Charges, Taxes and Expenses

Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6.             Closing of Books

The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant.

7.             Transfer, Division and Combination

(a)           This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except to

(i)                                     one or more persons, each of whom on the date of transfer is an officer of the Holder;

(ii)                                  a general partnership or general partnerships, the general partners of which are the Holder and one or more persons, each of whom on the date of transfer is an officer of the Holder;

(iii)                               a successor to the Holder in any merger or consolidation;

(iv)                              a purchaser of all or substantially all of the Holder’s assets;

(v)                                 any person receiving this Warrant from one or more of the persons listed in this Section 7(a) at such person’s death pursuant to will, trust or the laws of intestate succession, or

(vi)                              if otherwise in compliance with applicable Rule 144 and other securities laws, after one year from the date of this Warrant, any person receiving the Warrant from the persons listed in this Section 7(a).

Subject to compliance with any applicable securities laws and Section 18(e), transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.  Notwithstanding the above, the Holder shall not transfer this Warrant or any rights hereunder to any person or entity which is then engaged in a business that is, in the reasonable judgement of the Company, in direct competition with the Company.

(b)           This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)           The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(d)           The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

8.             No Rights as Shareholder until Exercise

This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

9.             Loss, Theft, Destruction or Mutilation of Warrant

The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10.          Saturdays, Sundays, Holidays, etc.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11.          Adjustments of Exercise Price and Number of Shares.

(a)(1)       Subject to the remaining provisions of this Section 11(a), and except as hereinafter provided, if at any time while this Warrant is outstanding and during the period commencing on the date hereof and terminating on the first anniversary of the date hereof (the “Full Ratchet Period”), the Company issues any additional shares of Common Stock at a price per share less than the Exercise Price in effect immediately prior to such issuance (the “Applicable Exercise Price”), then in each such case the Applicable Exercise Price will be adjusted to equal the average price per share received by the Company for the shares issued or deemed issued in respect of such issuance of additional shares of Common Stock.

(2)           Subject to the remaining provisions of this Section 11(a), and except as hereinafter provided, if at any time while this Warrant is outstanding and after the Full Ratchet Period, the Company issues any additional shares of Common Stock at a price per share less than the Applicable Exercise Price, then in each such case the Applicable Exercise Price will be adjusted to equal the result of the following formula:

New Applicable Exercise Price = (P1 x Q1) + (P2 x Q2)
(Q1 + Q2)

where:

P1 =                         the Applicable Exercise Price in effect immediately prior to such issuance of additional shares of Common Stock;

Q1 =                       the aggregate number of shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock and upon conversion, exchange or exercise of all Derivative Securities (as defined below)) immediately prior to such issuance of additional shares of Common Stock;

P2 =                       the average price per share received by the Company for the shares deemed issued in respect of such issuance of additional shares of Common Stock; and

Q2 =                       the number of shares of Common Stock deemed issued in respect of such issuance of additional shares of Common Stock.

(3)           Notwithstanding any other provision hereof, no issuances of Excluded Securities (as defined below) will be deemed issuances of additional shares of Common Stock for purposes of this Section 11(a).

For purposes of this Section 11(a), if a part or all of the consideration received by the Company in connection with the issuance of shares of Common Stock or the issuance of any of the securities described below in paragraph (ii) of this Section 11(a) consists of property other than cash, such consideration will be deemed to have a value equal to the fair market value of such property as determined reasonably and in good faith and with due care by the Board of Directors of the Company.

(4)           For purposes of this Section 11(a), the issuance of any “Derivative Securities” (as defined below) will be deemed an issuance of shares of Common Stock if the “Net Consideration Per Share” (as defined below) that may be received by the Company for such Common Stock is less than the Applicable Exercise Price at the time of such issuance of such Derivative Securities, and except as hereinafter provided, an adjustment in the Applicable Exercise Price will be made upon each such issuance of such Derivative Securities in the manner provided in Section 11(a)(1) or (2), as the case may be, as if such Common Stock were issued for such Net Consideration Per Share.  No adjustment of the Applicable Exercise Price will be made under this Section 11(a) upon the issuance of any additional shares of Common Stock that are issued upon the exercise, conversion, or exchange of any Derivative Securities.  Any adjustment of an Applicable Exercise Price with respect to this Section 11(a)(4) will be disregarded if, as, and to the extent that the Derivative Securities that gave rise to such adjustment expire or are canceled without having been exercised, converted or exchanged, so that the Applicable Exercise Price effective immediately upon such cancellation or expiration will be equal to the Applicable Exercise Price that otherwise would have been in effect immediately prior to the time of the issuance of the expired or canceled Derivative Securities, with such additional adjustments as subsequently would have been made to the Applicable Exercise Price had the expired or canceled Derivative Securities not been issued.  In the event that the terms of any Derivative Securities previously issued by the Company are changed (whether by their terms or for any other reason) so as to lower the Net Consideration Per Share payable with respect thereto (regardless of whether the issuance of such Derivative Securities originally gave rise to an adjustment of the Applicable Exercise Price), the Applicable Exercise Price will be recomputed as of the date of such change, so that the Applicable Exercise Price effective immediately upon such change will be equal to the Applicable Exercise Price in effect at the time of the issuance of the Derivative Securities subject to such change, adjusted for the issuance thereof in accordance with the terms thereof after giving effect to such change, and with such additional adjustments as subsequently would have been made to the Applicable Exercise Price had the Derivative Securities been issued on such changed terms.  For purposes of this Section 11(a)(4), the Net Consideration Per Share that may be received by the Company will be determined as follows:

(5)           “Derivative Securities” means (i) all shares of stock and other securities that are convertible into or exchangeable for shares of capital stock of the Company and (ii) all options, warrants, and other rights to acquire shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company.

“Excluded Securities” shall mean (i) shares of Common Stock issued by the Company pursuant to stock dividends, stock splits, recapitalizations, and similar transactions; (ii) shares of Common Stock issued upon conversion of shares of Series A Preferred Stock; (iii) shares of Common Stock issued upon exercise, conversion, or exchange of Derivative Securities (as defined in Section A.4(n) hereof) that are outstanding as of the date hereof or that are issued after the date hereof; (iv) the issuance and exercise, after the date hereof, of options, warrants or other Derivative Securities that are issued or issuable by the Company to officers, directors, employees, or consultants of the Company with the prior approval of the Board of Directors or an appropriate committee thereof pursuant to a compensation agreement, plan or arrangement, or stock option, stock purchase or other plan approved by the Board of Directors; (v) securities (including rights to purchase securities) issued in consideration of the grant by or to the Company of marketing rights, license rights or similar rights or in consideration of the exchange of proprietary technology, in each such case with the prior approval of the Board of Directors; (vi) securities (including rights to purchase securities) issued in connection with acquisitions or strategic alliances or issued to landlords, commercial financing or leasing companies, in each such case with the prior approval of the Board of Directors; or (vii) shares of Common Stock or Derivative Securities in connection with a business acquisition where the stockholders of the Company prior to such acquisition own 50% or more of the Common Stock of the Company following such acquisition.

“Net Consideration Per Share” means the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Derivative Securities, plus the minimum amount of additional consideration, if any, payable to the Company upon exercise, conversion, and/or exchange thereof for shares of Common Stock, divided by the maximum number of shares of Common Stock that would be issued if all such Derivative Securities were exercised or converted at such Net Consideration Per Share.  The Net Consideration Per Share that may be received by the Company will be determined in each instance as of the date of issuance of Derivative Securities without giving effect to any possible future price adjustments or rate adjustments that may be applicable with respect to such Derivative Securities and which are contingent upon future events; provided, that in the case of an adjustment to be made as a result of a change in terms of such Derivative Securities, the Net Consideration Per Share will be determined as of the date of such change.

(b)   Subdivision and Combination. In case the Company shall at any time subdivide the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately increased or decreased.

(c)   Adjustment in Number of Shares.  Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 11, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(d)   Reclassification. Consolidation, Merger, etc.   In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or a substantial part of the property of the Company, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants; provided, however, that nothing contained herein shall cause the number of shares issuable upon exercise of this Warrant to be decreased in the event of a combination of shares upon any such reclassification, change, consolidation, merger, sale or conveyance.

(e)   Dividends and Other Distributions with Respect to Outstanding Securities.  In the event that the Company shall at any time prior to the exercise in full of this Warrant declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of this Warrant, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that the Holder would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 11(e).

(f)    Fractional Shares. As to any fraction of a share which the holder of this Warrant would be entitled to purchase upon exercise of this Warrant, the Company shall pay, in lieu of such fractional interest, an amount in cash equal to the then Fair Market Value of such fractional interest. The Holder, by his acceptance hereof, expressly waives any right to receive any fractional share of stock or fractional Warrant upon exercise of this Warrant.

(g)   Warrant Certificate After Adjustment.  Irrespective of any change pursuant to this Section 11 in the Exercise Price or in the number, kind or class of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to express as the Exercise Price and as the number of shares obtainable upon exercise, the same price and number of shares as are stated herein.

12.          Voluntary Adjustment by the Company

The Company may at any time during the Exercise Period reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

13.          Notice of Adjustment

Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.  Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

14.          Notice of Corporate Action

If at any time:

(a)           the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or

(b)           there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder:

(i)                                     at least 20 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and

(ii)                                  in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause also shall specify

(A)                              the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and

(B)                                the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 18(c).

15.          Authorized Shares

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

The Company will

(a)           not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value;

(b)           take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant; and

(c)           use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

16.          Registration Rights

The Holder will be entitled to the registration rights set forth in the Subscription Agreement.

17.          Miscellaneous

(a)           Jurisdiction.  This Warrant shall constitute a contract under the laws of the Commonwealth of Massachusetts without regard to its conflict of law, principles or rules.

(b)           Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be

(i)                                     hand delivered; or

(ii)                                  deposited in the mail, registered or certified, return receipt requested, postage prepaid; or

(iii)                               delivered by reputable air courier service with charges prepaid; or

(iv)                              transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.

Any notice or other communication required or permitted to be given hereunder shall be deemed effective

 (i)                                upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or

(ii)                                  on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or

(iii)                               upon actual receipt of such mailing, if mailed.  The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Shares issued pursuant thereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Company maintained for such purposes, or with respect to the Company, to the address provided on the signature page hereof.  Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

(d)           Limitation of Liability.  No provision hereof, in the absence of affirmative action by Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(e)           Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(f)            Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(g)           Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(h)           Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

*************

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: _________ __, 2005

LIGHTSPACE CORPORATION

By: ___________________________
Name: Ken Lang
	Title:	Chief Executive Officer

[Name of Warrant Holder]

By: ___________________________
Name:
Title:

NOTICE OF EXERCISE

To:          LIGHTSPACE CORPORATION

(1)           The undersigned hereby elects to purchase ________ Warrant Shares (the “Common Stock”), of Lightspace Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.  The undersigned hereby represents that[he/she/it] is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended.

(2)           Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following:

_______________________________

_______________________________

_______________________________

[PURCHASER]

By:
Name:
Title:

Dated:

To:  LIGHTSPACE CORPORATION

NOTICE OF CASHLESS EXERCISE

(To be executed upon exercise of warrant

pursuant to Section 3(c))

The undersigned hereby irrevocably elects to exchange its Warrant for ___________ Warrant Shares pursuant to the cashless exercise provisions of the within Warrant, as provided for in Section 3(c) of such Warrant, and requests that a certificate or certificates for such Warrant Shares be issued in the name of and delivered to:

(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares which the undersigned is entitled to purchase in accordance with the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:	Name

(Print)

Address:

(Signature)
(Signature must conform in all respects to the name of the Holder as specified on the face of the Warrant)

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

.

Dated:	,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.